UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2019

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2019, Omnicom Finance Holdings plc (the “Issuer”), a wholly owned subsidiary of Omnicom Group Inc. (“Omnicom Group”), closed its public offering of €500 million aggregate principal amount of 0.800% Senior Notes due 2027 (the “2027 Notes”) and €500 million aggregate principal amount of 1.400% Senior Notes due 2031 (the “2031 Notes,” and, together with the 2027 Notes, the “Notes”), which are fully and unconditionally guaranteed by Omnicom Group and Omnicom Capital Inc. (“Omnicom Capital”), a wholly owned subsidiary of Omnicom Group (together, the “Guarantors”), pursuant to the Underwriting Agreement, dated June 24, 2019, among the Issuer, the Guarantors, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Barclays Bank PLC and BNP Paribas, as representatives of the several underwriters, and the other underwriters named therein. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Issuer’s and the Guarantors’ shelf registration statement on Form S-3 (File No. 333-231652) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on May 21, 2019.

The net proceeds received by the Issuer, after deducting the underwriting discounts and estimated offering expenses payable by the Issuer, were approximately €990.4 million. The Issuer intends to use such net proceeds to retire $500 million aggregate principal amount of Omnicom Group’s and Omnicom Capital’s outstanding 6.25% Senior Notes due 2019 at maturity on July 15, 2019 and for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions.

The Notes were issued pursuant to an Indenture, dated as of July 8, 2019 (the “Base Indenture”), between the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of July 8, 2019, between the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture”). The 2027 Notes and the 2031 Notes will bear interest from July 8, 2019, at a rate equal to 0.800% per year and 1.400% per year, respectively, payable annually in arrears on July 8 of each year, commencing on July 8, 2020. The 2027 Notes will mature on July 8, 2027 and the 2031 Notes will mature on July 8, 2031.

Subject to certain exceptions, the Base Indenture, together with the First Supplemental Indenture (collectively, the “Indenture”), contains covenants limiting the Issuer’s, Omnicom Group’s and their subsidiaries’ ability to (i) create certain liens; and (ii) consolidate or merge with, or convey, transfer or lease substantially all their assets to, another person. The Indenture does not contain any provision that would limit the Issuer’s or either of the Guarantors’ ability to incur indebtedness or that would afford holders of either series of the Notes protection in the event of a sudden and significant decline in the credit quality or rating of Omnicom Group or a takeover, recapitalization or highly leveraged or similar transactions involving Omnicom Group.

The Notes and the related guarantees are the unsecured and unsubordinated obligations of the Issuer and each of the Guarantors, respectively, and rank equal in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Issuer and each of the Guarantors, respectively. The Indenture contains customary event of default provisions.

Prior to April 8, 2027 (the date that is three months prior to the maturity date of the 2027 Notes) and prior to April 8, 2031 (the date that is three months prior to the maturity date of the 2031 Notes), the 2027 Notes and the 2031 Notes, respectively, will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium, together with accrued and unpaid interest thereon to, but excluding, the redemption date. On or after April 8, 2027 with respect to the 2027 Notes and April 8, 2031 with respect to the 2031 Notes, the Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Upon the occurrence of a “change of control triggering event,” as defined in the Indenture, with respect to a series of the Notes, unless the Issuer has exercised its option to redeem such series of the Notes, the Issuer will be required to make an offer to repurchase the Notes of such series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Omnicom Group and the Issuer have applied to list both series of the Notes on The New York Stock Exchange (the “NYSE”). The listing application has been approved by the NYSE.

The foregoing description of the terms of the Notes, the Base Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the Base Indenture and the First Supplemental Indenture entered into in connection therewith. The Base Indenture and the First Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. In connection with the offering of the Notes, Omnicom Group is filing certain other exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement and they are also incorporated therein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Base Indenture, dated as of July 8, 2019, among Omnicom Finance Holdings plc, as issuer, Omnicom Group Inc. and Omnicom Capital Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee
4.2	First Supplemental Indenture, dated as of July 8, 2019, among Omnicom Finance Holdings plc, as issuer, Omnicom Group Inc. and Omnicom Capital Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee
4.3	Form of 0.800% Notes due 2027 (included in Exhibit 4.2)
4.4	Form of 1.400% Notes due 2031 (included in Exhibit 4.2)
5.1	Opinion of Jones Day
5.2	Opinion of Gilbride, Tusa, Last & Spellane LLC
5.3	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)
23.2	Consent of Gilbride, Tusa, Last & Spellane LLC (included in Exhibit 5.2 hereof)
23.3	Consent of Jones Day (included in Exhibit 5.3 hereof)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.

By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 8, 2019